U.S. PRECIOUS METALS, INC. (USPR) ANNOUNCES 2015 DRILLING PROGRAM

New York, New York- March 4, 2015 - U.S. Precious Metals, Inc. (USPR.OTCQB) announces the hiring of ACT HOLDINGS, LLC, (ACT) to act as operator for the Company’s 2015 core drilling program on its mining concessions located in Michoacán, Mexico. The program initially consists of 5,000 meters that target areas near drill holes from prior drilling campaigns to expand and define known mineralized zones at depth. Moreover, specific anomalies identified by the Company’s satellite imaging and ground geophysics in previously unexplored areas are additional targets of this drilling campaign. In these areas, the Company’s goal is to confirm with core drilling a number of the anomalies identified by prior imaging and geophysical data.

ACT, with offices in Kings Mountain (Charlotte), North Carolina and Miami, Florida, is a design, engineering and manufacturing firm. ACT has subcontracted the following team of experienced mining professionals:

  BRPH, Melbourne Florida, is an international engineering and design group with national and international clients. BRPH will be responsible for design and construction of roads, drill sites, drainage and retention structures, power, water, sanitation systems, environmental remediation and reclamation.

  Globexplore Drilling SA De CV, Sonora, Mexico, will conduct the actual drilling operations on the concessions. Globexplore is one of the most respected core drilling companies in Mexico. They maintain state of the art equipment capable of drilling to depths of 1,700 meters. Globexplore has performed drilling operations for many well known exploration companies in Mexico, including Grupo Mexico, and Timmins Gold, among others.

  Francis X.R. Delzer, Professional Engineer and Rene G. von Boeck, Professional Geologist have been retained to assist the Company’s geologist, Mr. Dave Burney. Collectively, Messers. Delzer and von Boeck have over 80 years’ experience in domestic and international mining and exploration projects, often times working together. Projects include: US Steel’s Orinoco Mining, Ciudad Piar, Venezuela (Iron Ore), Minera Industrials, Portovelo, Ecuador (Gold, Copper, Lead, Zinc), and Anaconda’s Andes Copper Mine, El Salvador, Chile (copper).

 Their responsibilities will include independent analysis of drill site locations and drilling activities, and maintaining the integrity of on site, drill cores for the necessary “Chain of Custody” control.

  ACT also hired Samuel S. Johnson, MBA, PE to function as Project Manager. Mr. Johnson has over 40 years’ experience in mining, business development, and has been president and COO of several companies.

Ambassador Hans Hertell; President and Chairman of the Board of Directors, stated, “The hiring of ACT represents a major step for the Company in further proving its asset in Michoacán, Mexico. We are very excited to have this exploration process underway. This endeavor is a significant milestone for the Company. I want to thank our shareholders who have had immense patience and confidence in us. I am looking forward to keeping shareholders apprised of results as they develop”.

About USPR:

US Precious Metals, Inc. is an exploration stage company engaged in the acquisition, exploration and development of mineral properties. We focus on gold, silver and copper primarily located in the State of Michoacán, Mexico owning exploration and exploitation concessions to approximately 37,000 contiguous acres of mineral rights,www.usprgold.com.

This press release may contain certain "forward-looking statements" relating to the business of U.S. Precious Metals, Inc. and its subsidiary. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the Company's short term business and operations, the general ability of the Company to achieve its commercial objectives, including the ability of the Company to sustain growth; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects", “intended” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Investment & Company Information

Contact:

Steve Chizzik
Investor relations
The Verrazano Group, LLC
+1(973) 232 5132